UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2015

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements
On October 23, 2015, Heartland Financial USA, Inc. (NASDAQ: HTLF) a multi-bank holding company (“Heartland") and CIC Bancshares, Inc. (“CIC”), parent company of Centennial Bank, headquartered in Denver, Colorado, entered into a Merger Agreement (the “Merger Agreement”) which provides that, subject to the conditions and upon the terms set forth in the Merger Agreement, CIC will be merged with into Heartland (the “Merger”). The Merger Agreement also provides that, simultaneous with the Merger, Centennial Bank, a Colorado state chartered bank and wholly owned subsidiary of CIC, will be merged with and into Summit Bank & Trust, a Colorado state chartered bank and wholly owned subsidiary of Heartland (“SB&T”), and SB&T will change its name to Centennial Bank.

Under the Merger Agreement, holders of common stock, convertible preferred stock, convertible notes, and warrants of CIC will receive aggregate consideration of approximately $83,500,000, as adjusted if CIC’s adjusted tangible equity (as defined), is less than $55 million at closing. Based upon the shares of CIC outstanding as of the date of execution of the Merger Agreement, and subject to these adjustments, this would result in merger consideration of approximately $13.69 per share of CIC common stock, plus a right to collections under several lease agreements of approximately $0.41 per share. The merger agreement provides that the consideration to CIC common stockholders will be payable 20% in cash, and the balance in shares of Heartland common stock that will be valued at the weighted average closing price quoted on NASDAQ for the twenty trading days ending five days prior to completion of the Merger, but will not be valued at more than $41.25 per share or less than $30.49 per share. The Merger is intended to qualify as a tax-free reorganization under the applicable provision of the Internal Revenue Code of 1986, as amended, with respect to the shares of Heartland common stock to be issued to CIC common stockholders.

The Merger is subject to the satisfaction of customary closing conditions, including approvals by CIC stockholders and bank regulatory authorities. If the Merger is not completed under certain circumstances set forth in the Merger Agreement, CIC has agreed to pay Heartland a termination fee of $3,400,000. Heartland anticipates that the Merger will be completed in the first quarter of 2016 and both Heartland and CIC have the right to terminate the Merger Agreement if the Merger is not completed by June 30, 2016.

Directors and executive officers of CIC have entered into a voting agreement with Heartland and CIC under which each has agreed to vote his or her shares of CIC common stock and preferred stock in favor of the Merger. Holders of CIC convertible preferred stock and convertible debt have also agreed to the terms of the Heartland preferred stock and amendments to the convertible debt necessary to affect the exchange.

The Merger Agreement contains usual and customary representations and warranties that Heartland and CIC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Heartland and CIC, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Heartland and CIC rather than establishing matters as facts.

The foregoing description is qualified in its entirety by reference to the Merger Agreement.

-more-

Additional Information and Where to Find It

Heartland intends to file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (the “Registration Statement”) to register the shares of its common stock that will be issued to CIC stockholders in the Merger. The Registration Statement will include a proxy statement/prospectus that will be used to solicit proxies for the special meeting of stockholders of CIC at which the merger will be considered (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will contain important information about CIC, Heartland and the Merger. All Investors and CIC stockholders are urged to read the Proxy Statement/Prospectus carefully when it becomes available. Once filed, the Registration Statement, the Proxy Statement/Prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com), or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland at (563) 589-1994, or Kevin W. Ahern, Chairman and Chief Executive Officer of CIC, at (303) 643-3525. Heartland and CIC, and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of CIC in connection with the proposed Merger. Information about the directors and executive officers of Heartland and their stockholdings is set forth in the proxy statement for Heartland’s 2015 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 6, 2015. Information about the directors and executive officers of CIC and their securities holdings will be included in the Proxy Statement /Prospectus, when it is filed as part of the Registration Statement.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed Merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph

Item 7.01 Regulation FD Disclosure

On October 23, 2015 Heartland issued a press release announcing execution of the Merger Agreement.
A copy of the press release announcing the acquisition is furnished as Exhibit 99.1.

Heartland has posted on the “Investor Relations” page of its Internet website (www.htlf.com) supplemental information related to its acquisition of CIC. A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Heartland is not undertaking any obligation to update this presentation.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
99.1 Press Release dated October 23, 2015
99.2 Supplemental Information dated October 23, 2015- furnished pursuant to 7.01 as part of this Current Report on Form 8-K and is not to be deemed "filed: for purposes of Section18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2015	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer